                                                                     EXHIBIT 4.4


         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           TELEX COMMUNICATIONS, INC.

                      11 1/2% SENIOR SECURED NOTES DUE 2008

CUSIP No.
No.                                                                        $

                  Telex Communications, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns the principal sum of _______________ Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 15, 2008, and to pay interest thereon as hereinafter set forth.

                  Interest Rate:  11 1/2%

                  Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2004.

                  Record Dates:  April 1 and October 1.


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



                  Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                   TELEX COMMUNICATIONS, INC.



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:



Dated:

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

                  This is one of the 11 1/2% Senior Secured Notes due 2008 referred to in the within-mentioned Indenture.



                                   BNY MIDWEST TRUST COMPANY, as Trustee


Dated:                             By:
                                       -----------------------------------------
                                       Authorized Signatory






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




                              (REVERSE OF SECURITY)


                      11 1/2% SENIOR SECURED NOTE DUE 2008


                  1. Interest. Telex Communications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 15, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, BNY Midwest Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of November 19, 2003 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  5. Redemption.

                  (a) Optional Redemption on or After October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part, on or after October 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the period commencing on the date set forth below, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date:

       Year                                             Percentage
       ----                                             ----------
       On or after October 15, 2006.................     105.750%
       October 15, 2007 and thereafter..............     100.000%

         (b) Optional Redemption upon Equity Offerings. At any time, or from time to time, prior to October 15, 2005, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture at a Redemption Price equal to 111.50% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the Redemption Date. In order to effect the foregoing redemption with the proceeds of any Equity Offering, at least 65% of the original principal amount of the Notes issued under the Indenture shall remain outstanding immediately after such redemption and the Company shall effect such redemption not more than 120 days after the consummation of any such Equity Offering.

                  6. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued and unpaid interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

                  7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Sales and in connection with an Excess Cash Flow Offer and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Additional Interest, if any, on the Notes.

                  12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

                  15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

                  16. Trustee Dealings with Company. Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  17. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  18. Guarantees. Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

                  19. Intercreditor Agreement. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

                  20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  21. Governing Law. The laws of the State of New York shall govern this Note, the Guarantees, the Collateral Agreements and the Indenture, without regard to principles of conflict of laws.

                  22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  23. Security. The Company's and Guarantors' obligations under the Notes are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee and the Holders of the Notes secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

                  24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Telex Communications, Inc., 12000 Portland Avenue South, Burnsville, Minnesota 55337.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                 Signed:
        -----------------------------         ----------------------------------
                                              (Sign exactly as your name appears
                                               on the other side of this Note)

Signature Guarantee:
                     ------------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                      Section 4.15  [         ]

                      Section 4.16  [         ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 -------------------------------------

Dated
       -------------------------------  ------------------------------------
                                         NOTICE: The signature on this
                                                 assignment must correspond
                                                 with the name as it appears
                                                 upon the face of the within
                                                 Note in every particular
                                                 without alteration or
                                                 enlargement or any change
                                                 whatsoever and be
                                                 guaranteed by the
                                                 endorser's bank or broker.

                                            Signature Guarantee:
                                                                ----------------